SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    8-K/A

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 2, 1997


                         TRICO MARINE SERVICES, INC.
           (Exact name of registrant as specified in its charter)

Delaware                             0-28316                 72-1252405
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


          250 North American Court, Houma, Louisiana      70363
           (Address of principal executive offices)       (Zip Code)



                                (504) 851-3833
              (Registrant's telephone number, including area code)


                                     N/A
         (Former name or former address, if changed since last report.)




Item 7.      Financial Statements and Exhibits.

      (a) The Registrant hereby amends the pro forma financial information previously included in its current report on Form 8-K which this current report on Form 8-K/A amends. Such information is replaced in its entirety with the following:





                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated financial statements as of September 30, 1997 and for the nine month period ended September 30, 1997 and for the year ended December 31, 1996 illustrate the effect of the acquisition of Saevik Supply ASA (Saevik Supply), including its acquisition of the Viking Vessels by Saevik Supply and the related financing transactions, as described in Note 1 to the unaudited pro forma financial statements. The unaudited pro forma consolidated balance sheet as of September 30, 1997 has been prepared assuming that such transactions were consummated as of September 30, 1997. The unaudited pro forma consolidated statements of operations for the nine month period ended September 30, 1997 and the year ended December 31, 1996 have been prepared assuming that such transactions were consummated as of January 1, 1996.

   The historical results of operations for the Company have been derived from the Company's consolidated financial statements. The historical results of Saevik Supply have been derived from Saevik Supply's consolidated financial statements as adjusted for generally accepted accounting principles in the United States ("US GAAP") and have been translated into U.S. dollars in accordance with U.S. GAAP. The historical statements of assets acquired and liabilities assumed and revenues less direct operating expenses of the Viking Vessels (defined below) have been derived from a carve out of the financial information from Viking Supply Ships AS, a Norwegian shipping concern, that relates to the fleet of twelve vessels acquired by Saevik Supply from Viking Supply Ships AS (the "Viking Vessels") on January 15, 1997 as adjusted for
US GAAP and have been translated into U.S. dollars in accordance with US GAAP. The unaudited pro forma financial statements and the notes thereto should be read in conjunction with the historical consolidated financial statements of the Company and Saevik Supply and the statements of assets acquired and liabilities assumed and revenues less direct operating expenses for Viking Vessels included herein.

    The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial Statements. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information.





                          TRICO MARINE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                           as of September 30, 1997
               (in thousands except share and per share amounts)


                                                       Saevik
                                        Trico          Supply         Pro Forma
                  ASSETS                Historical     Historical     Adjustments        Total
                  ------                ----------     ----------     -----------      ---------
Current assets:
    Cash and cash equivalents           $   3,508      $  18,935     $  98,700 (B)     $  22,443
                                                                        68,575 (B1)
                                                                       123,028 (C)
                                                                         1,897 (D)
                                                                      (292,200)(E)
    Accounts receivable, net               26,087         16,605                           42,692
    Prepaid expenses and other current        837             --                              837
                                        ---------      ---------                       ----------
        Total current assets               30,432         35,540                           65,972
                                        ---------      ---------                       ----------
Property and equipment, net               230,038        187,082        72,919 (E)        490,039
Goodwill and other intangibles                 --             --       119,242 (E)        119,242
Other assets                               17,287          1,694         1,300 (B)         21,706
                                                                         1,425 (B1)
                                        ---------      ---------                       ----------
        Total assets                    $ 277,757      $ 224,316                       $  696,959

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued expenses $  17,507      $   7,341                       $   24,848
                                        ---------      ---------                       ----------
        Total current liabilities          17,507          7,341                           24,848
                                        ---------      ---------                       ----------
Long-term debt                            114,000        104,549       100,000 (B)        390,446
                                                                        70,000 (B1)
                                                                         1,897 (D)
Deferred income taxes                      17,497         11,759                           29,256
Other liabilities                              --            628                              628
                                        ---------      ---------                       ----------
        Total liabilities                 149,004        124,277                          445,178
Stockholders' equity:
  Common stock                                158         19,090            46 (C)            204
                                                                       (19,090)(E)
  Additional paid-in capital               94,143         43,315       122,982 (C)        217,125
                                                                       (43,315)(E)
  Retained earnings                        34,453         43,829       (43,829)(E)         34,453
  Treasury Stock                               (1)            --                               (1)
  Translation adjustment                       --         (6,195)        6,195 (E)
                                        ---------      ---------                      -----------
        Total stockholders' equity        128,753        100,039                          251,781
                                        ---------      ---------                      -----------
Total liabilities and stockholders'
equity                                  $ 277,757      $ 224,316                      $   696,959
                                        =========      =========                      ===========


The accompanying notes are an integral part of the pro forma financial statements




                        TRICO MARINE SERVICES, INC.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 for the period ending September 30, 1997
            (in thousands except share and per share amounts)

                                                             Saevik
                                                Trico        Supply        Pro Forma
                                              Historical    Historical    Adjustments      Total
                                             ------------  ------------  -------------  -----------
Revenues                                     $   83,879    $   61,156    $   2,780 (A)  $   147,815
                                             ------------  ------------  -------------  -----------
Operating expenses                               34,842        18,605          949 (A)       54,396
Depreciation and amortization expense             7,995         7,185          305 (A)       19,981
                                                                             2,236 (F)
                                                                             2,260 (G)
                                             ------------  ------------                 -----------
Operating income                                 41,042        35,366                        73,438
                                             ------------  ------------                 -----------
Other (income) expenses:
   Interest expense                               3,677         5,118       11,172 (H)       19,967
   Other (income) expense                          (245)         (964)                       (1,209)
                                             ------------  ------------  -------------  -----------
        Total other (income) expense              3,432         4,154                        18,758
Income before income tax expense                 37,610        31,212                        54,680
Income before tax expense                        13,164         8,089       (3,961)(J)       17,292
                                             ------------  ------------  -------------  -----------
Net income                                   $   24,446    $   23,123                   $    37,388
                                             ============  ============  =============  ===========
Weighted average common shares and
equivalents outstanding                      16,888,569                  4,600,000 (L)   21,488,569
                                             ============                =============  ===========
Primary and fully diluted earnings
per share:
   Net income per share                      $     1.45                                 $      1.74
                                             ============                               ===========




The accompanying notes are an integral part of the pro forma financial statements.




                        TRICO MARINE SERVICES, INC.

        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 for the period ending December 31, 1996
            (in thousands except share and per share amounts)


                                                         Saevik         Viking
                                          Trico          Supply         Vessels       Pro Forma
                                        Historical     Historical      Historical    Adjustments      Total
                                       ------------   ------------    ------------   -----------    ------------
Revenues                               $    53,484    $    8,669      $    41,007                   $    103,160
                                       ------------   ------------    ------------   -----------    ------------
Operating expenses                          29,894         3,760           20,347         1,232 (I)       55,233
Depreciation and amortization expense        4,478         1,527            7,545         2,981 (F)       20,459
                                                                                          3,928 (G)
                                       ------------   ------------    ------------                  ------------
Operating income                            19,112         3,382           13,115                         27,468
                                       ------------   ------------    ------------                  ------------
Other (income) expenses:
   Interest expense                          2,282         1,985               --        14,895 (H)       19,162
   Other (income) expense                      125          (283)              --                           (158)
                                       ------------   ------------    ------------   -----------    ------------
      Total other (income) expense           2,407         1,702               --        19,004
Income before income tax expense and
  minority interest                         16,705         1,680            13,115                         8,464
Income tax expense                           5,814           901                --       (6,881)(J)        3,506
                                                                                          3,672 (K)
                                       ------------   ------------    ------------   -----------    ------------

Income before minority interest             10,891           779            13,115                         4,958
Minority interest                               --           108                --                           108
                                       ------------   ------------    ------------                  ------------
Net income                             $    10,891    $      887      $     13,115                  $      5,066
                                       ============   ============    ============                  ============
Weighted average common shares and
  equivalents outstanding               12,380,902                                    4,600,000 (L)   16,980,902
                                       ============                                                 ============
Primary and fully diluted earnings
 per share:
    Net income per share               $      0.88                                                  $       0,30
                                       ============                                                 ============



The accompanying notes are an integral part of the pro forma financial statements.



                        TRICO MARINE SERVICES, INC.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Background:

     On December 1, 1997, the Company acquired approximately 99% of the outstanding shares of Saevik Supply ASA, a publicly traded Norwegian company ("Saevik Supply"). Saevik Supply provides marine support and transportation services to companies engaged in offshore exploration and production of oil and gas in the North Sea.

    On October 7, 1997, the Company presented an offer to the board of directors of Saevik Supply to purchase all of the outstanding shares of Saevik Supply for approximately $290.0 million (the "Acquisition"). Saevik Supply's founder and chief executive officer, Per Saevik, and another shareholder represented on Saevik Supply's board of directors, owning in the aggregate approximately 19% of the outstanding shares of Saevik Supply, irrevocably agreed to tender their shares and accept the Company's offer.
The Acquisition was recommended by Saevik Supply's board of directors to its shareholders, and the Company commenced a public bid on October 27, 1997 under the rules of Oslo Stock Exchange to purchase all of Saevik Supply's outstanding shares. The public bid expired on November 25, 1997. Approximately 99% of the Saevik shares were acquired by the Company on December 1, 1997.

    On January 15, 1997, Saevik Supply completed the purchase of twelve vessels and an associated management company from Viking Supply Ships AS. These vessels represented only a portion of the Viking Supply Ships AS fleet at that time.

    The Company funded the Acquisition with the proceeds from the Company's recent offering of $100 million 8 1/2% Senior Notes due 2005, Series C, (Series C Offering) and advances under the Company's $350.0 million revolving credit and term loan facility (the "Credit Facility"). The Company utilized the proceeds of its recent public offering of 4.6 million shares of Common Stock (the Common Stock Offering) and utilized the proceeds from the Company's recent offering of $70 million 8 1/2% Senior Notes due 2005, Series E (the "Series E Offering").
Offering to pay down the Credit Facitliy.

2. Basis of Presentation:

    The accompanying unaudited pro forma balance sheet has been prepared assuming that 100% of the outstanding shares of Saevik Supply are tendered and the Acquisition (including the acquisition of the Viking Vessels by Saevik Supply) and the related financing transactions were consummated as of September 30, 1997. The accompanying unaudited pro forma statements of operations for the nine month period ended September 30, 1997 and the year ended December 31, 1996 have been prepared assuming that such transactions were consummated as of January 1, 1996.

    Net earnings per share have been computed based on the weighted average number of common shares and commmon share equivalents outstanding on a pro forma basis during the nine month period ended September 30, 1997 and the year ended December 31, 1996. The number of shares used in the calculation of the pro forma per share data for the nine month period ended September 30, 1997 and the year December 31, 1996 is based on the weighted average number of shares outstanding during the period assuming that the Common Stock Offering was consummated as of January 1, 1996.

3. Management Assumptions:

    The unaudited pro forma financial statements reflect the following pro forma adjustments related to the Acquistion and the related financing transactions:

    (A) Actual operating results for the Saevik Supply predecessor entity, the Viking Vessels, are included in the Saevik Supply statement of operations for nine month period ended September 30, 1997 beginning January 15, 1997, the date of the acquisition of the Viking Vessels for the two week period ended January 14, 1997 has been made based on the actual operating results of the Viking Vessels for the period January 15, 1997 through March 31, 1997.

    (B) Receipt of net proceeds of $98.7 million from the Series C Offering, net of transaction costs.

    (B1) Receipt of net proceeds of $68.6 million from the Series E Offering, net of transaction costs.

    (C) Receipt of aggregate proceeds of $123.0 million from the Common Stock Offering less registration expenses of $5.8 million utilizing an offering price of $28.00 per share.

    (D) Receipt of aggregate proceeds of $1.9 million from the additional borrowings under the Company's Credit Facility.

    (E) Acquisition of Saevik Supply for aggregate consideration of $289.0 million plus $3.2 million in transaction expenses. Based on preliminary determination of the fair values of assets and liabilities acquired, approximately $260.0 million of the total purchase cost has been allocated to property and equipment, representing a $72.9 million step up from historical cost. Additional adjustments to reflect the acquisition include elimination of the historical capital accounts of Saevik Supply and recording of $119.2 million of goodwill.

    (F) Increase in depreciation and amortization due to amortization of goodwill with an estimated life of 40 years.

    (G) Increase in depreciation and amortization based on preliminary estimated appraised value of property and equipment acquired and application of the Company's depreciation policies to such assets. The pro forma adjustment to depreciation expense was based upon an average remaining useful life of 20 years for the Saevik Supply assets.

    (H) Increase in interest expense is due to the Series E Offering, the Series C Offering, $1.9 million of advances under the Credit Facility with an average rate of 7 1/2% and the associated amortization of deferred debt issuance costs. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                                            (In Thousands)
                                                --------------------------------------
                                                Nine Months Ended      Year Ended
                                                September 30, 1997   December 31, 1996
                                                ------------------   -----------------
Interest on 8 1/2 Senior Notes due 2005              $10,838              $14,450
Interest on advances under the Credity Facility          106                  142
Amortization of deferred debt issuance costs             228                  303
                                                     -------              -------
                                                     $11,172              $14,895
                                                     =======              =======

     (I) The Viking Vessels statment of revenue less direct operation expenses included in the unaudited pro forma statements for the year ended December 31, 1996 are not intended to be a complete presentation of the results of operations for the Viking Vessels. The statement includes the historic results of the vessels acquired by Saevik Supply from Viking Supply Ships AS, a Norwegian shipping concern, on January 15, 1997. Historical audited financial statements were never prepared separately for the individual vessels or the fleet of the Viking Vessels as they represented only a portion of the overall Viking Supply Ships AS fleet at the time of their acquisition by Saevik. Separate financial information of the Viking Vessels such as a portion of selling, general and administrative expense were not prepared historically and are not available on a vessel by vessel basis or for the fleet of Viking Vessels. Accordingly, an estimate of selling general and administrative expenses has been made for purposes of preparing the unaudited pro forma financial information for the year ended December 31, 1996. The estimate is based on Saevik Supply's actual selling, general and administrative expenses attributable to the Viking Vessels during the nine month period ended September 30, 1997, annualized.

    (J) Income tax effects of the pro forma adjustments included herein, based on a Norwegian income tax rate of 28%, entirely deferred under the Norwegian Shipping Tax Act.

    (K) Income tax effect of Viking Vessels revenues less direct operating expenses for the year ended December 31, 1996, based on a Norwegian income tax rate of 28%, entirely deferred under the Norwegian Shipping Tax Act.

    (L) Increase in weighted average common shares and common stock equivalents outstanding due to issuance of 4,600,000 shares of Common Stock in connection with the Common Stock Offering.



                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRICO MARINE SERVICES, INC.


                                                By: /s/ Victor M. Perez
                                                        Victor M. Perez
                                               Vice President, Chief Financial
                                                     Officer and Treasurer

Dated: December 31, 1997